SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 26, 2001
                                                       ------------------



                            OUTBACK STEAKHOUSE, INC.(R)
                            ---------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       1-15935             59-3061413
       --------                       -------             ----------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                      Identification No.)


          2202 North Westshore Boulevard,5th Floor
                      Tampa, Florida                     33607
       ---------------------------------------------    --------
           (Address of principal executive offices)    (Zip Code)



  Registrant's telephone number, including area code:    (813) 282-1225
                                                         --------------


                                Not applicable.
                                ---------------
         (Former name or former address, if changed since last report.)


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c)   EXHIBIT
          NUMBER  DESCRIPTION

          99.1      Press release dated September 26, 2001  (filed herewith).


ITEM 9.   REGULATION FD DISCLOSURE

     On September 26, 2001, a coalition in which the Registrant is participating issued a news release entitled "Restaurant Coalition Hosts 'Dine Out for America' Fund Raising Event October 11 - Proceeds to benefit the American Red Cross and its 'Liberty Disaster Relief Fund'," and a copy is being filed herewith as Exhibit 99.1.

     The Company intends to contribute 100% of its sales proceeds from Thursday, October 11, 2001 from all of its restaurants. Typically, Company sales for that day of the week total approximately $5.0 to $6.5 million. The actual contribution may be more than this amount and is dependent on the consumers' response to the "Dine Out for America" event.

     The Company will record the contribution of the sales proceeds in its financial results for the three months and nine months ended September 30, 2001. If the Company's sales are typical for a Thursday, the Company estimates that the contribution's impact on net income for the three months and nine months ended September 30, 2001 will be approximately $3.2 to $4.3 million, or approximately $0.04 to $0.05 per share (diluted).

     SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OUTBACK STEAKHOUSE, INC.(R)



DATED: September 26, 2001.    By:/s/ Robert S. Merritt
                                 -----------------------------------------
                                 Robert S. Merritt, Senior Vice President,
                                 Chief Financial Officer and Treasurer


                           EXHIBIT INDEX


          EXHIBIT
          NUMBER  DESCRIPTION

          99.1      Press release dated September 26, 2001.



                                                     EXHIBIT 99.1


               Press Release dated September 26, 2001


          FOR IMMEDIATE RELEASE
Contact:  Stephanie Amberg
          813/282-1225


                   Restaurant Coalition Hosts
                     "Dine Out for America"
                  Fund Raising Event October 11
       Proceeds to benefit the American Red Cross and its
                 "Liberty Disaster Relief Fund"

     Tampa, FL -- A nationwide coalition of restaurants, including some of the country's largest casual chains, has designated Thursday, October 11, 2001 as an industry-wide fund-raising event, Dine Out for America, to raise monies to aid victims and their families affected by the attacks in New York City, Washington, D.C. and Pennsylvania.

     This unprecedented initiative involves over 5,000 restaurants that have committed their resources in designating anywhere from a percentage of proceeds to 100% of daily sales for that day, which comes one month after the tragedy occurred. The fund-raising effort will directly benefit the American Red Cross and its Liberty Disaster Relief Fund.

     Dine Out for America participants include a variety of America's favorite restuarants including Outback Steakhouse, Inc. (Outback Steakhouse, Carrabba's Italian Grill, Roy's, Fleming's Prime Steakhouse & Wine Bar, Lee Roy Selmon's), Brinker International (Chili's Grill & Bar, On the Border Mexican Grill & Cantina, Romano's Macaroni Grill), Carlson Restaurants Worldwide (T.G.I.Friday's, Pick Up Stix, Samba Room and other CRW brands), Darden (Red Lobster, The Oliver Garden), Lone Star Steakhouse & Saloon, Inc. (Lone Star Steakhouse & Saloon, Sullivan's Steakhouse, Del Frisco's Double Eagle Steak House), Restaurants Unlimited (Kincaid's, Palomino), Claim Jumper Restaurants and Friendly Ice Cream Corp.

     The Dine Out for America idea was initially generated by several employees of Restaurants Unlimited. "People are truly interested in helping in whatever way possible," said CEO Steve Stoddard. "As the momentum continues to build within the restaurant industry, we will unite to show our support and solidarity during this difficult period and ultimately, raise millions of dollars."

     According to Chris Sullivan, CEO of Outback Steakhouse, Inc., the company will contribute 100% of sales for all five of its concepts on October 11. This includes Outback Steakhouse, Carrabba's Italian Grill, Roy's, Fleming's Prime Steakhouse & Wine Bar and Lee Roy Selmon's.

     "It is wonderful to see all of our key restaurant groups coming together to help in the aftermath of September 11 to make a significant contribution to victims and their families," says Sullivan. "Our restaurants have collectively been perceived as gathering places for family and friends, and our dining patrons will now have an opportunity to take an active role in reaching out to those in need during this tragic moment in world history."

     Endorsed by the National Restaurant Association, the Dine Out for America coalition is encouraging all restaurant owners, operators, employees and patrons to get involved as well as foodservice suppliers, by donating time, effort and products. Restaurant employees can participate by volunteering to work on October 11 or donating a portion of their tips.

For more information or a list of all participating restaurants, visit the Web site at www.dineoutforamerica.com.